UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2002

ANDRX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Orange Drive, Davie, Florida	33314

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 584-0300

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

     On May 17, 2002, the Registrant issued a press release announcing that it had completed its previously announced conversion of the outstanding shares of its Andrx Corporation — Cybear Group common stock (Nasdaq: CYBA) into shares of Andrx Corporation – Andrx Group common stock (Nasdaq: ADRX), in accordance with the terms of the Registrant’s Certificate of Incorporation.

     A copy of the press release is attached as Exhibit 99 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 99 — Press Release dated May 17, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRX CORPORATION

Date: May 20, 2002	By:	/s/ Scott Lodin

Scott Lodin, Executive Vice President, General Counsel and Secretary

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